UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                           Entry Into a Material Definitive Agreement.

On May 7, 2009, our wholly owned subsidiary Clean Energy entered into a Purchase & Sale Agreement with Exterran Energy Solutions, L.P. (“Exterran”) pursuant to which Clean Energy has agreed to purchase the following assets from Exterran:

•                  Hanover Compressed Natural Gas Services, LLC, an Exterran wholly-owned subsidiary (“Hanover”) that provides compressed natural gas operations and maintenance services to the Los Angeles County Metropolitan Transportation Authority (“LACMTA”) and the Massachusetts Bay Transportation Authority (“MBTA”);

•                  A contract pursuant to which Exterran provides compressed natural gas operations and maintenance services to Montgomery County Transit in Montgomery County, Maryland (the “Montgomery County Contract”);

•                  A contract pursuant to which Exterran provides compressed natural gas operations and maintenance services to Washington Metropolitan Area Transit Authority (“WMATA”) in Washington D.C. (the “WMATA Contract”); and

•                  Certain assets and inventory utilized by Exterran and Hanover in the provision of operations and maintenance services to LACMTA, MBTA, Montgomery County Transit and WMATA.

The aggregate purchase price for the acquired assets is $5,875,250.  The acquisition of Hanover, which will be renamed CE Natural Gas Fueling Services, LLC, closed on May 7, 2009.  The acquisition of the WMATA Contract will close upon the receipt of the required consent from WMATA.  The acquisition of the Montgomery County Contract will close upon receipt of the WMATA consent and the required consent from Montgomery County Transit.  $3,175,250 of the purchase price was paid to Exterran upon the closing of the acquisition of the Hanover entity.   $2,400,000 of the purchase price will be paid upon the closing of the acquisition of the WMATA Contract and $300,000 of the purchase price will be paid upon the closing of the Montgomery County Contract in accordance with the terms of the Purchase & Sale Agreement.

The purchase price is subject to post-closing adjustment based on inventory levels at the customer fueling stations. The purchase price for the WMATA Contract and Montgomery County Contract are also subject to reduction as follows:

•                  At the close of business on each day after May 8, 2009, if the closing of the acquisition of the WMATA Contract has not occurred, then the purchase price will be reduced by $10,000; provided that, if the closing of the acquisition of the WMATA Contract does not occur before August 31, 2009 then, unless Clean Energy and Exterran agree otherwise in writing, the WMATA Contract and the Montgomery Contract will be excluded from the acquisition and the purchase price attributable to those contracts will not be payable.

•                  At the close of business on each of June 30, 2009, July 31, 2009, August 31, 2009 and September 30, 2009, if the closing of the acquisition of the Montgomery County Contract has not occurred, then the purchase price will be reduced by $60,000; provided that, if the acquisition of the WMATA Contract has occurred, but the acquisition of the Montgomery County Contract has not occurred by the close of business on October 31, 2009, then the Montgomery County Contract will be excluded from the transaction and the purchase price attributable to that contract will not be payable.

The Purchase and Sale Agreement contains customary representations, warranties and covenants and includes indemnification provisions, subject to deductible and cap amounts.  A copy of the Purchase & Sale Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The summary of the agreement above does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 9.01	Financial Statements and Exhibits

(a)	No financial statements with respect to the assets acquired from Exterran are required to be filed pursuant to the provisions of Form 8-K.

(d)	Exhibits.

2.1	Purchase and Sale Agreement dated as of May 7, 2009 by and between Clean Energy and Exterran Energy Solutions, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2009		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer